Exhibit 99.2

AMENDMENT NO. 5 TO THE CREDIT AGREEMENT

AMENDMENT NO. 5 TO THE CREDIT AGREEMENT (this “Amendment”), dated as of April 25, 2003, among Financial Security Assurance Inc. (“FSA”), the additional borrowers party hereto (together with FSA, the “Borrowers”), various banks (the “Banks”), ABN AMRO Bank N.V. (“ABN”), The Bank of Nova Scotia (“Scotia”), Norddeutsche Landesbank Girozentrale, New York and/or Cayman Islands Branch (“NordLB”), KeyBank National Association (“KeyBank” and, together with ABN, Scotia and NordLB, the “New Banks”) and Deutsche Bank AG, New York Branch, as agent (the “Agent”).  All capitalized terms defined in the hereinafter defined Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Banks and the Agent entered into a Credit Agreement, dated as of August 31, 1998 (as amended to date, the “Credit Agreement”); and

WHEREAS, each of the New Banks desires to become a Bank, and KeyBank desires to become the syndication agent, under the Credit Agreement; and

WHEREAS, the Borrowers, the Banks and the Agent desire that The Bank of New York become the successor Agent with respect to the Credit Agreement; and

WHEREAS, The Bank of New York desires to become the successor Agent with respect to the Credit Agreement; and

WHEREAS, the parties hereto wish to amend the Credit Agreement as herein provided;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.   New Banks; Syndication Agent.  Upon execution and delivery of this Amendment by the parties hereto, each of the New Banks shall become a Bank, and KeyBank shall become the syndication agent, for all purposes of the Credit Agreement.

2.   Exiting Banks.  As of the open of business on April 25, 2003, neither Bayerische Landesbank Girozentrale, New York Branch, nor Deutsche Bank AG, New York and Cayman Islands Branches (each an “Exiting Bank”), shall have any further obligations under, or be a Bank for purposes of, the Credit Agreement.  Each Exiting Bank shall, however, be entitled to receive its Commitment Commission to, but excluding, April 25, 2003, and any other amounts, if any, owing to it under the Credit Agreement, including, without limitation, any indemnities it may be entitled to pursuant to Section 12.01 of the Credit Agreement at any time in the future.

3.   Successor Agent.  Effective upon the execution and delivery of this Amendment, Deutsche Bank AG, New York Branch, shall cease to be, and The Bank of New

York shall become, the Agent under the Credit Facility, all references in the Credit Facility or any Exhibit or Schedule thereto to “Deutsche Bank AG, New York Branch” shall be deemed references to “The Bank of New York” and all references in any Exhibit to the address “31 West 52nd Street, New York, New York 10019” shall be deemed references to the address “1 Wall Street, New York, New York 10286”.

4.   Amendments to the Credit Agreement.  (a) Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term “Notice Office” and replacing it with the following:

“Notice Office” shall mean the office of the Agent located at 1 Wall Street, New York, New York 10286, Attention: Ms. Susan Baratta and Mr. David Trick, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

(b)   Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term “Payment Office” and replacing it with the following:

“Payment Office” shall mean the office of the Agent located at 1 Wall Street, New York, New York 10286, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

(c)   The defined term “Prime Lending Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting the words “Deutsche Bank AG, New York Branch” each time they appear, and in each instance replacing them with the words “The Bank of New York”.

(d)   Section 1.01 of the Credit Agreement is hereby amended by deleting the defined term “Reference Banks” and replacing it with the following:

“Reference Banks” shall mean The Bank of New York, KeyBank National Association and WestLB AG.

(e)   The first sentence of Section 2.01(a) of the Credit Agreement is hereby amended by adding the words “, but excluding,” immediately prior to the words “the Revolving Loan Expiry Date”.

(f)   The first sentence of Section 3.01(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

FSA agrees to pay to the Agent for distribution to each Bank a commitment commission (the “Commitment Commission”) for the period from (and including) the Effective Date to (but excluding) the Expiry Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate equal to 0.125% per annum on the daily average Unutilized Commitment of such Bank.

(g)   The first sentence of Section 3.04(a) of the Credit Agreement is hereby amended in its entirety to read as follows:

The expiration of the Commitments of the Banks to make Revolving Loans shall be April 23, 2004 (the “Revolving Loan Expiry Date”); provided, however, that before (but not earlier than 60 days nor later than 30 days before) the Revolving Loan Expiry Date then in effect, FSA may make a written request (an “Extension Request”) to the Agent at its Notice Office and to each of the Banks that the Revolving Loan Expiry Date be extended by 364 days.

(h)   Section 10.03 of the Credit Agreement is hereby amended by deleting the word “on” the penultimate time it appears therein and replacing it with the word “or”.

(i)   Section 11.01 of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety, and replacing it with the following:

The Banks hereby designate The Bank of New York as Agent to act as specified herein and in the other Credit Documents.

(j)   Section 12.03 of the Credit Agreement is hereby amended by inserting the words “(with telephonic confirmation in the case of any notice to the Agent)” immediately following the word “telecopied” the first time it appears therein.

(k)   Section 12.04(c) of the Credit Agreement is hereby amended by inserting the words “and payment of a $3,500 assignment fee to the Agent by the relevant assignor or assignee,” immediately following the words “subject to the restrictions of, Section 12.04(b),”.

(l)   Section 12.12 of the Credit Agreement is hereby amended by adding “FSA,” immediately following the words “in writing signed by”.

(m)   Schedule II of the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit A hereto attached.

(n)   Schedule III of the Credit Agreement is hereby deleted in its entirety and replaced with Exhibit B hereto attached.

(o)   Exhibit A of the Credit Agreement is hereby amended by deleting the addressee block in its entirety and replacing it with the following:

The Bank of New York, as Agent

1 Wall Street

New York, New York 10286

Attention:  Ms. Susan Baratta and Mr. David Trick

5.   Representations and Warranties.  In order to induce the Banks, the New Banks, the Agent and the successor Agent to enter into this Amendment, each Borrower hereby represents and warrants that:

(a)   no Default or Event of Default exists or will exist as of the date hereof and after giving effect to this Amendment; and

(b)   as of the date hereof, and after giving effect to this Amendment, all representations, warranties and agreements of such Borrower contained in the Credit Agreement will be true and correct in all material respects.

6.   GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PROVISIONS THEREOF.

7.   Agreement Not Otherwise Amended.  This Amendment is limited precisely as written and shall not be deemed to be an amendment, consent, waiver or modification of any other term or condition of the Credit Agreement or any of the instruments or agreements referred to therein, or prejudice any right or rights which the Banks, the New Banks, the Agent, the successor Agent or any of them may now have or may have in the future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein.  Except as expressly modified hereby, the terms and provisions of the Credit Agreement shall continue in full force and effect.  Whenever the Credit Agreement is referred to in the Credit Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to be a reference to the Credit Agreement as modified hereby.

8.   Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

FINANCIAL SECURITY ASSURANCE INC.

By		/s/ Joseph W. Simon
	Name:	Joseph W. Simon
	Title:	Chief Financial Officer

FSA INSURANCE COMPANY

By		/s/ Joseph W. Simon
	Name:	Joseph W. Simon
	Title:	Chief Financial Officer

FINANCIAL SECURITY ASSURANCE (U.K.) LIMITED

By		/s/ Bruce E. Stern
	Name:	Bruce E. Stern
	Title:	Senior Manager

THE BANK OF NEW YORK, individually and as successor Agent

By		/s/ Evan Glass
	Name:	Evan Glass
	Title:	Vice President

DEUTSCHE BANK AG, NEW YORK BRANCH, as withdrawing Agent

By		/s/ Ruth Leung
	Name:	Ruth Leung
	Title:	Director

By		/s/ Clinton M. Johnson
	Name:	Clinton M. Johnson
	Title:	Managing Director

ABN AMRO BANK N.V.

By		/s/ Neil R. Stein
	Name:	Neil R. Stein
	Title:	Group Vice President

By		/s/ Michael DeMarco
	Name:	Michael DeMarco
	Title:	Assistant Vice President

KBC BANK N.V.

By		/s/ Robert Snauffer
	Name:	Robert Snauffer
	Title:	First Vice President

By		/s/ Edward Eijlers
	Name:	Edward Eijlers
	Title:	Assistant Vice President

KEYBANK NATIONAL ASSOCIATION

By		/s/ Mary K. Young
	Name:	Mary K. Young
	Title:	Vice President

NORDDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK AND/OR CAYMAN ISLANDS BRANCH

By		/s/ Georg L. Peters
	Name:	Georg L. Peters
	Title:	Vice President

By		/s/ Jan de Jonge
	Name:	Jan de Jonge
	Title:	Vice President

THE BANK OF NOVA SCOTIA

By		/s/ J. W. Campbell
	Name:	J. W. Campbell
	Title:	Managing Director

WESTLB AG, NEW YORK BRANCH

By		/s/ Lillian Tung Lum
	Name:	Lillian Tung Lum
	Title:	Executive Director

By		/s/ David J. Sellers
	Name:	David J. Sellers
	Title:	Director

EXHIBIT A

SCHEDULE II

SCHEDULE OF COMMITMENTS

Bank	Commitment

The Bank of New York	$25,000,000

KBC Bank N.V.	25,000,000

KeyBank National Association	25,000,000

WestLB AG, New York Branch	25,000,000

The Bank of Nova Scotia	20,000,000

ABN AMRO Bank N.V.	15,000,000

Norddeutsche Landesbank Girozentrale, New York and/or Cayman Islands Branch	15,000,000

Total	$150,000,000

EXHIBIT B

SCHEDULE III

LENDING OFFICES

Bank	Bank Rate Office	Eurodollar Lending Office

The Bank of New York	1 Wall Street New York, NY 10286	1 Wall Street New York, NY 10286

KBC Bank N.V.	125 West 55th Street New York, NY 10019	125 West 55th Street New York, NY 10019

KeyBank National Association	127 Public Square Cleveland, OH 44114	127 Public Square Cleveland, OH 44114

WestLB AG, New York Branch	1211 Avenue of the Americas New York, NY 10036	1211 Avenue of the Americas New York, NY 10036

The Bank of Nova Scotia	One Liberty Plaza New York, NY 10006	One Liberty Plaza New York, NY 10006

ABN AMRO Bank N.V.	208 South LaSalle Street Suite 1500 Chicago, IL 60604	208 South LaSalle Street Suite 1500 Chicago, IL 60604

Norddeutsche Landesbank Girozentrale, New York and/or Cayman Islands Branch	NORD/LB New York Branch 1114 Avenue of the Americas 37th Floor New York, NY 10036	NORD/LB Cayman Islands Branch 1114 Avenue of the Americas 37th Floor New York, NY 10036